Exhibit 10.6

SECOND AMENDMENT TO INDUSTRIAL LEASE AGREEMENT

This Second Amendment to Industrial Lease Agreement (this “Amendment”) is made as of the         day of May, 2010, by and between ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation (“Landlord”), and United Stationers Supply Co., an Illinois corporation (“Tenant”).

RECITALS:

A.            WHEREAS, Landlord’s predecessor in interest and Tenant are parties to that certain Industrial Lease Agreement dated October 21, 2001, as amended by First Amendment to Industrial Lease Agreement dated October 1, 2002 (as amended, the “Lease”) under which Landlord leases to Tenant a building of approximately 600,674 square feet  (“Leased Premises”) located at 125 Horizon Drive, Horizon Business Park, Suwanee, Georgia, as more particularly described in the Lease;

B.            WHEREAS, the parties desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.             RECITALS; DEFINED TERMS. The recitals set forth above are incorporated and deemed restated herein in their entirety. All defined terms used herein shall have the meanings as ascribed to said terms in the Lease, except as otherwise provided in this Amendment.

2.             TERM.   The “Lease Term” of the Lease is hereby extended to, and shall expire on, April 30, 2020.

3.             MINIMUM ANNUAL RENT.  Effective from and after June 1, 2010, Minimum Annual Rent shall be as follows and Sections 1.01D and 1.01E shall be amended accordingly:

Time Period	Monthly Rental Installments		Minimum Annual Rent
6/1/2010—5/31/2015	$135,151.65	*	$1,621,820.00 $(2.70/ft)
6/1/2015– 4/30/2020	$147,665.70		$1,771,988.30 $(2.95/ft)

*Provided Tenant is not in default, Monthly Rental Installments for June 2010 and July 2010 shall abate.

Tenant shall remain responsible for all additional rent and charges and obligations due under the Lease throughout the term as extended hereby, including without limitation, Additional Rent, Operating Expenses, Real Estate Taxes, and Insurance Premiums as provided in the Lease.

4.           ALLOWANCE.  Provided Tenant is not in monetary default under the Lease, Landlord shall pay to Tenant an allowance of up to Four Hundred Fifty Thousand  Five Hundred Dollars ($450,500.00) (the “Allowance”) which shall be used only for documented physical improvements to the Leased Premises installed after May 1, 2010 and before December 31, 2011 (the “Allowance Work”).  For purpose hereof, installation of trade fixtures and personal property shall be excluded from Allowance Work and shall not be reimbursable.  The Allowance Work shall be performed and installed by or on behalf of Tenant at its sole cost and expense, subject to the application of the Allowance.  Tenant may request payment from Landlord of the Allowance in reimbursement of costs actually incurred by Tenant with respect to the Allowance Work.  In connection with such request, Tenant shall provide to Landlord evidence of such expenditures, such as copies of invoices, checks in payment thereof, final unconditional lien waivers, or, if the foregoing items are not available, such other documentation as Landlord may reasonably request.  Landlord shall make such payment to Tenant within thirty (30) days of Landlord’s receipt of such documentation, provided Tenant shall make application for reimbursement no more often than once every three months.  In the event that Tenant does not expend and make written application to Landlord for reimbursement of all of the Allowance for Allowance Work permitted hereunder on or before December 31, 2011, then the unused portion of the Allowance shall be retained by Landlord and deemed waived by Tenant.  In performing such Allowance Work, Tenant shall be subject to the provisions of Article 7.02 of the Lease, including obtaining Landlord’s prior written consent as may be required under the Lease.

5.             EXTENSION OPTIONS.   Section 1 (Option to Extend) of Special Stipulations contained in Exhibit E to the Lease is hereby deleted.   Provided (i) Tenant is not in default under this Lease either at the time of exercise of an option to extend or as of the commencement of an Extension Term, (ii) the creditworthiness of Tenant is then acceptable to Landlord, (iii) the Tenant originally named herein remains in possession of and has been continuously operating in the entire Premises for the Lease Term or Extension Term immediately preceding the Extension Term, and (iv) the current use of the Leased Premises is acceptable to Landlord, Tenant shall have the option to extend the Lease Term for two (2) successive periods of five (5) years each (the Extension Term(s)”).  The Extension Terms shall be on the same terms and conditions contained in the Lease for the initial Lease Term except (i) no allowances, tenant improvements, rent abatement or other concessions shall apply, (ii) this Section granting extension options shall be deemed modified to reflect the remaining Extension Term option, if any, and (iii) Minimum Annual Rent shall be adjusted as set forth below.  Tenant shall exercise such option by  delivering to Landlord, no later than six (6) months prior to the expiration of the then current Lease Term or Extension Term, as applicable, written notice of Tenant’s exercise of such option. Once given, Tenant’s exercise of an Extension Term option shall be irrevocable.  Unless waived by Landlord in writing, Tenant’s failure to timely exercise an Extension Term option shall be a waiver of all rights to extend the Lease Term. If Tenant properly exercises an option to extend, Landlord and Tenant shall execute an amendment to the Lease reflecting the terms and conditions of the Extension Term.  Minimum Annual Rent for the Extension Terms, if exercised, shall be as follows:

	Minimum Annual Rent	Monthly Rental Installments	Rent/Ft/Year
First Extension Term
5/1/20—4/30/21	$1,807,428.07	$150,619.01	$3.00900
5/1/21—4/30/22	$1,843,576.63	$153,631.39	$3.06918
5/1/22—4/30/23	$1,880,448.16	$156,704.01	$3.13056
5/1/23—4/30/24	$1,918,057.12	$159,838.09	$3.19317
5/1/24—4/30/25	$1,956,418.27	$163,034.86	$3.25704

Second Extension Term
5/1/25—4/30/26	$1,771,988.30	$147,665.69	$2.95000
5/1/26—4/30/27	$1,807,428.07	$150,619.01	$3.00900
5/1/27—4/30/28	$1,843,576.63	$153,631.39	$3.06918
5/1/28—4/30/29	$1,880,448.16	$156,704.01	$3.13056
5/1/29—4/30/30	$1,918,057.12	$159,838.09	$3.19317

6.             BROKERS.  Landlord and Tenant each warrant to the other that neither has  dealt with any broker or agent in connection with the negotiation or execution of this Amendment except Jones Lang LaSalle Americas, Inc. (the “Broker”).  Landlord shall pay to such Broker the commission arising out of this Amendment pursuant to a separate agreement between Landlord and such Broker.  Landlord hereby indemnifies Tenant from the payment of any commissions owed to the Broker and to any other broker with respect to this Amendment resulting from the acts of Landlord, but not otherwise.  Tenant hereby indemnifies Landlord from the payment of any commissions owed to any broker, other than the Broker, with respect to this Amendment resulting from the acts of Tenant, but not otherwise.

7.             CONFLICTS.    Except as modified hereby, the Lease remains in full force and effect. In all other respects, the Lease is ratified and affirmed.  If the provisions of this Amendment conflict with those of the Lease, the provisions of this Amendment shall govern.

8.             COUNTERPARTS.  This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument.  This Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.

9.             NOTICES.  Article 1 Section L of the Lease is hereby amended by deleting the address for Tenant notices and replacing it with the following:

Tenant:	United Stationers Supply Co.
One Parkway North Boulevard
Deerfield, Illinois 60015
Attn: Vice President — Engineering

With a copy to:

United Stationers Supply Co.
One Parkway North Boulevard
Deerfield, Illinois 60015
Attn: General Counsel

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, this Amendment is executed as of the day and year first above written.

LANDLORD:		TENANT:

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA		UNITED STATIONERS SUPPLY CO.

By:	/s/ Gary Brown	By:	/s/ Richard W. Gochnauer

Its:	Assistant Treasurer	Its:	CEO

Attest:	/s/ John R. Fields
Its:	Assistant Treasurer